RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Cassidy, Cheatham, Shimko & Dawson, P.C.
20 California Street, Suite 500
San Francisco, CA 94111

Attention:  Stephen K. Cassidy, Esq.

                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE


                  DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE
                  FILING WITH ASSIGNMENT OF RENTS AND PROCEEDS

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS AND PROCEEDS (the "Deed of Trust"), dated as of September 22, 1998, is made and delivered by MISSION WEST PROPERTIES, L.P., a Delaware limited partnership, MISSION WEST PROPERTIES, L.P. I, a Delaware limited partnership, MISSION WEST PROPERTIES, L.P. II, a Delaware limited partnership, and MISSION WEST PROPERTIES, L.P. III, a Delaware limited partnership, each having offices at 10050 Bandley Drive, Cupertino, California 95014 (each, a "Trustor" and collectively, "Trustors"; reference herein to a "Trustor" meaning each of the Trustors, unless the specific reference otherwise specifies), to Financial Title Company, having offices at 701 Miller Street, San Jose, California 95110 ("Trustee"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having offices at Four Embarcadero Center, Suite 2700, San Francisco, California 94111 ("Beneficiary").

                                   WITNESSETH:

TRUSTOR HEREBY IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO TRUSTEE, IN TRUST, WITH POWER OF SALE all of Trustor's right, title and interest now owned or hereafter acquired in and to the following property, together with the Personalty (as hereinafter defined):

A. That certain real property, and all rights and appurtenances thereto (collectively, the "Land"), located in the Counties of Alameda and Santa Clara State of California, and more particularly described in EXHIBIT A hereto;

B. All Improvements (as hereinafter defined) and all appurtenances, easements, rights and privileges thereof, including all minerals, oil, gas and other hydrocarbon substances thereon or therein, air rights, water rights and development rights, and any land lying in the streets, roads or avenues adjoining the Land or any part thereof;

C. All Fixtures (as hereinafter defined), whether now or hereafter installed, being hereby declared to be for all purposes of this Deed of Trust a part of the Land; and

D. All Rents and Proceeds (as hereinafter defined).

FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may determine: (i) payment of the Indebtedness (as hereinafter defined); and (ii) payment (with interest as provided) and performance by Trustors of the other Obligations (as hereinafter defined). Notwithstanding the foregoing, or any other term contained herein or in the Loan Documents, none of Trustors' Obligations under or pursuant to the (A) Hazardous Substances Remediation and Indemnification Agreement or (B) Certificate Regarding Distribution of Loan Proceeds and Indemnity Agreement, each of even date herewith, executed by Trustors in favor of Beneficiary ("Hazardous Substances Agreement") shall be secured by the lien of this Deed of Trust.

                                    ARTICLE 1
                                   DEFINITIONS

CERTAIN DEFINED TERMS: As used in this Deed of Trust, the following terms shall have the following meanings. Terms defined in the other Loan Documents shall have the same meaning when used herein.

AGREEMENTS:  As defined in PARAGRAPH 8.2 hereof.

APPLICATION: The Application, dated June 24, 1998, executed by Trustors (referred to as "Applicant" therein), which Application includes the mortgage loan conditions attached thereto.

ASSIGNMENT OF LEASES: The Assignment of Lessor's Interest in Leases of even date herewith executed by Trustors in favor of Beneficiary.

CERTIFICATE REGARDING DISTRIBUTION OF LOAN PROCEEDS AND INDEMNITY AGREEMENT: The Certificate Regarding Distribution of Loan Proceeds and Indemnity Agreement of even date herewith executed by Trustors in favor of Beneficiary.

COLLATERAL:  As defined in PARAGRAPH 7.1 hereof.

DEBT SERVICE COVERAGE RATIO: The ratio, as reasonably determined by Beneficiary, derived by dividing (a) Net Operating Income for the Property for the applicable twelve (12) month period, by (b) the sum of (i) the annual debt service payments (including principal and interest) on the Loan for such 12-month period, and
(ii) the annual debt service payments (including principal and interest) on all other indebtedness secured, or to be secured in due course, by a lien or encumbrance on all or part of the Property for such 12-month period.

ELIGIBLE TRANSFER PROPERTY:  As defined in PARAGRAPH 4.3 hereof.

ERISA:  As defined in PARAGRAPH 9.18.B hereof.

EVENT OF DEFAULT:  As defined in PARAGRAPH 6.1 hereof.

FIXTURES: All fixtures located upon or within the Improvements or now or hereafter installed in, or used in connection with any of the Improvements, whether or not permanently affixed to the Land or the Improvements.

HAZARDOUS SUBSTANCES AGREEMENT: As defined in the above Securing paragraph of this Deed of Trust.

IMPOSITIONS: All real estate and personal property and other taxes and assessments, and any and all other charges, expenses, payments, claims, mechanics' or material suppliers' liens or assessments of any nature that at any time prior to or after the execution of the Loan Documents may be assessed, levied, imposed, or become a lien upon the Property or the rent or income received therefrom, or any use or occupancy thereof.

IMPOUND ACCOUNT: The account that Trustor shall maintain when required pursuant to PARAGRAPH 3.4 hereof.

IMPROVEMENTS: All buildings and other improvements located on the Land, or at any time hereafter constructed or placed upon the Land, and all additions to, modifications of and replacements thereof.

INDEBTEDNESS: The indebtedness evidenced by the Note (including any prepayment charges due thereunder) and all other amounts due from Trustor to Beneficiary evidenced or secured by the Loan Documents, plus interest on all such amounts as provided in the Loan Documents.

LAND: As defined in the above Granting Paragraph A of this Deed of Trust.

LAND USE CERTIFICATION: The Land Use Certification of even date herewith executed by Trustors in favor of Beneficiary.

LAWS AND RESTRICTIONS: All laws, regulations, orders, codes, ordinances, rules, statutes and policies, restrictive covenants and other title encumbrances, permits and approvals, Leases, relating to the development, occupancy, ownership, management, use, and/or operation of the Property or otherwise affecting the Property or Trustor.

LEASES: Any and all leasehold interests, and other rental agreements, licenses and concessions, now or hereafter affecting or covering any part of the Property.

LOAN:  The loan from Beneficiary to Trustors evidenced by the Note.

LOAN DOCUMENTS: The Note, this Deed of Trust, the Application, the Assignment of Leases, the Land Use Certification, the Post Closing Actions Agreement and all other documents, other than the Hazardous Substances Agreement and the Certificate Regarding Distribution of Loan Proceeds and Indemnity Agreement, evidencing, securing or relating to the Loan, the payment of the Indebtedness or the performance of the Obligations.

LOAN PARTIES:  Any Trustor, and/or Mission West.

LOAN TO VALUE RATIO: The ratio, as reasonably determined by Beneficiary, derived by dividing (i) the aggregate outstanding principal balance, together with all accrued but unpaid interest, of the Loan and all other indebtedness secured or to be secured in due course by a lien or encumbrance on all or part of the Property, by (ii) the fair market value of the Property, as reasonably determined by Beneficiary.

MAJOR LEASES: The Leases with the Major Tenants. If Beneficiary receives satisfactory evidence that the Debt Service Coverage Ratio for the preceding six month period is at least 1.50 to 1.00, then any other Lease covering at least 130,000 rentable square feet, or if Beneficiary does not receive satisfactory evidence that such minimum Debt Service Coverage Ratio is satisfied, then any Lease covering at least 65,000 rentable square feet shall be a "Major Lease." Reference to a "Major Lease" shall refer to any or all of the Major Leases as the context may require.

MAJOR TENANTS: Apple Computer Inc., a California corporation; Intevac Corporation, a California corporation; Cisco Systems, a California corporation; ESL Incorporated, a California corporation; Amdahl Corporation, a Delaware corporation; and On-Command Corporation, a Delaware corporation. Reference to a "Major Tenant" shall refer to any or all of the Major Tenants as the context may require.

MATERIAL ADVERSE CHANGE: Any material and adverse change in (i) the financial condition of the Loan Parties which, taken as a whole, would materially impair the ability of the Loan Parties to perform their Obligations under the Loan Documents, or (ii) the condition, management or operation of the Property.

MISSION WEST: Mission West Properties, a California corporation, the managing general partner of each Trustor, or, following a merger which satisfies the provisions of Paragraph 4.2.B(vi) hereof, MWP, Inc.

MISSION WEST MERGER TRANSACTION: As defined in PARAGRAPH 4.2.B hereof.

MWP, INC.:  Mission West Properties, Inc., a Maryland corporation.

NET OPERATING INCOME: For any period, (i) gross income derived from operations of the Property in the ordinary course from arm's length Leases with unaffiliated third parties, including rent, service fees or charges, and additional rent resulting from operating expense, common area maintenance and tax escalation pass through provisions (but excluding extraordinary income derived from the sale of assets and other items of income which Beneficiary reasonably determines are unlikely to occur in any subsequent period), (ii) less operating expenses of the Property incurred in the ordinary course (such as cleaning, utilities, administrative, landscaping, security and management expenses, repairs and maintenance and reserves for replacements) and recurring fixed expenses in the ordinary course (such as ground rent, insurance, real estate and other taxes and assessments), assuming, for each of the foregoing categories of expenses, for any period during which ninety-five percent (95%) of the net rentable area of any of the Improvements is not leased and occupied, a ninety-five percent (95%) occupancy level for such Improvements. Operating expenses and fixed expenses under clause (ii) above shall exclude all expenses for capital improvements and replacements, debt service and depreciation or amortization and other similar noncash items, and such other amounts as Beneficiary reasonably determines are unlikely to recur in a subsequent period. Gross income shall not be accrued for any greater period than that allowed by generally accepted accounting principles and approved by Beneficiary, nor shall operating expenses be included to the extent prepaid.

NET PROCEEDS:  As defined in PARAGRAPH 5.1.B hereof.

NOTE:  The  Promissory  Note of even date  herewith  executed by Trustors in the original principal amount of One Hundred Thirty Million Dollars ($130,000,000.00), payable to Beneficiary or its order, and all modifications, renewals or extensions thereof.

OBLIGATIONS: Any and all of the terms, covenants, promises and other obligations (including payment of the Indebtedness) made or owing by Trustor to or due to Beneficiary as provided in the Loan Documents and all of the material covenants, promises and other obligations made or owing by Trustor to any other Person relating to the Property.

OPERATING PARTNERSHIP UNITS: Each Trustor's "L.P. Units," as such term is defined in each Trustor's Amended and Restated Agreement of Limited Partnership dated July 1, 1998.

ORIGINAL ALLOCATED LOAN AMOUNT: As defined in PARAGRAPH 4.3 hereof.

PERMITTED EXCEPTIONS: All of those title exceptions set forth in the title insurance policy issued to Beneficiary in connection with the Loan, which insures the priority of this Deed of Trust.

PERSON:  Any  natural  person,  corporation,   firm,  association,   government,
governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

PERSONALTY: Trustor's right, title and interest in all personal property (other than Fixtures) now or hereafter located in, upon or about or collected or used in connection with the Property, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor, and the cash and noncash proceeds thereof, including all goods, equipment, furniture, fixtures and furnishings (such as appliances, satellite television equipment, light fixtures, drapes and window coverings, floor coverings, laundry equipment, and office equipment), inventory, all property listed in the Impound Account, the Agreements, all drawings, plans and specifications, and all accounts, contract rights and general intangibles (such as insurance proceeds and condemnation awards or compensation) arising out of or incident to the ownership, development or operation of the Property owned by or in which Trustor has an interest.

POST CLOSING ACTIONS AGREEMENT: The Post Closing Actions Agreement of even date herewith executed by Trustors in favor of Beneficiary.

PREPAYMENT PREMIUM:  As defined in the Note.

PRINCIPAL PARTY(IES):  As defined in PARAGRAPH 6.1.B hereof.

PROCEEDING:  As defined in PARAGRAPH 6.1.B hereof.

PROPERTY: Each of the Land, Improvements, Fixtures, Personalty and Rents and Proceeds of each Trustor as defined in the Granting paragraph of this Deed of Trust, except that whenever the context so requires, "Property" shall refer to the Land, Improvements, Fixtures, Personalty and Rents and Proceeds of all Trustors.

RECEIVER: Any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

RELEASE FEE:  As defined in PARAGRAPH 4.3 hereof.

RENTS AND PROCEEDS: All rents, royalties, revenues, receipts, issues, profits, proceeds and other income of any kind or character from the Leases, the Land, the Improvements, the Fixtures, and Transfers.

SECONDARY INTEREST RATE:  As defined in the Note.

SERVICING FEE:  As defined in PARAGRAPH 4.3 hereof.

SUBSTITUTE PROPERTY:  As defined in PARAGRAPH 4.3 hereof.

TRANSFER: Any (i) sale, conveyance, assignment, transfer, alienation, mortgage, conveyance of security title, encumbrance or other disposition of the Property, of any kind, or any other transaction the result of which is, directly or indirectly, to divest the Trustor of any portion of or interest in its title to the Property, voluntarily or involuntarily, (ii) merger, consolidation or dissolution involving, or the sale or transfer of all or substantially all of the assets of, the Trustor or any general partner of the Trustor, (iii) transfer (at one time or over any period of time) of ten percent (10%) or more of (A) the voting stock of (1) any corporate Trustor, (2) any corporate general partner of any Trustor or (3) any corporation which is the direct or indirect owner of ten percent (10%) or more of the voting stock of any Trustor or any corporate general partner of any Trustor, (B) the beneficial interest in the Trustor, or the interest in any owner of fifty percent (50%) or more of the beneficial interest in any Trustor, if a trust, or (C) the ownership interests of any Trustor if such Trustor is a limited liability company or in any limited liability company which is a direct or indirect general partner of any Trustor,
(iv) transfer of any general partnership interest in any Trustor or in any partnership which is a direct or indirect general partner of any Trustor, (v) the conversion of any such general partnership interest to a limited partnership interest or (vi) transfer of any interest in any managing member of any Trustor if such Trustor is a limited liability company. For purposes of this definition, a "Transfer" shall not include transfer of title or interest under any will (or applicable law of descent) or transfers of limited partnership interests.

TRANSFER CONDITIONS:  As defined in PARAGRAPH 4.2 hereof.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

Trustor hereby represents and warrants to Beneficiary and Trustee that as of the date of this Deed of Trust and as of the date of any subsequent disbursement pursuant to the Loan Documents:

2.1. TITLE, AUTHORIZATION AND ORGANIZATION. Trustor (i) is the lawful owner of the Property and holds good and marketable title to the Property free and clear of all defects, liens, encumbrances, easements, exceptions and assessments, except the Permitted Exceptions; (ii) has the power and authority to grant the Property as provided in and by this Deed of Trust and to own and operate the Property; (iii) is duly organized, validly existing and in good standing under the laws of the State of its organization and is duly qualified to do business in the State in which the Land is located; and (iv) is in compliance with all Laws and Restrictions.

2.2. VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by Trustor of the Loan Documents and the borrowings evidenced by the Note (i) are within the power of Trustor, (ii) have been authorized by all requisite action and (iii) will not violate any Laws and Restrictions or any agreement or other instrument.

2.3. FINANCIAL STATEMENTS AND OTHER INFORMATION. All financial statements and other reports, papers, data and information given to Beneficiary with respect to the Property and any Loan Party are true, accurate, complete and correct and except as expressly noted to the contrary therein, have been prepared in accordance with generally accepted accounting principles throughout the periods covered thereby. There has been no Material Adverse Change since the date of the most recent financial statement given to Beneficiary.

2.4. LITIGATION. There is not now pending against or affecting any Loan Party or the Property, nor to the best of Trustor's knowledge is there threatened, any action, suit or proceeding that might result in a Material Adverse Change.

2.5. ADDITIONAL REPRESENTATIONS AND WARRANTIES. (i) The Property is not used principally or primarily for agricultural or grazing purposes; (ii) all costs for labor and materials for the construction of the Improvements have been paid in full; (iii) Trustor is not aware of any assessment for public improvements which is pending and which could become a lien upon the Property; (iv) no event has occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents; (v) Trustor is not in default under any agreement or instrument to which it is a party which default would have a material and adverse effect on the Property or Trustor's ability timely to perform the Obligations; (vi) neither the Property, nor any part thereof, has sustained, incurred or suffered any material damage or destruction; and (vii) subject to the Permitted Exceptions, the Land, Improvements, Personalty and Fixtures are owned by Trustor free and clear of any liens, encumbrances, mortgages, security interests, claims and rights of others;
(viii) the Property and the current use thereof complies with all Laws and Restrictions; (ix) Trustor has received no notices of violations or breach of any Laws and Restrictions; and (x) Trustor has not received any notice of any violation with respect to, and to Trustor's knowledge the Improvements are in material compliance with, The Americans With Disabilities Act of 1990 (42 U.S.C. ss.ss.12101-12213), including Title III thereof.

2.6. BANKRUPTCY. No petition in bankruptcy, petition or answer seeking assignment for the benefit of creditors or appointment of a Receiver or similar proceeding with respect to any Principal Party or Major Tenant has occurred or is contemplated.

2.7. FIRPTA CERTIFICATION. Trustor declares and certifies, under penalty of perjury, that: (i) Trustor's U.S. Taxpayer I.D. Numbers are as follows:

      MISSION WEST PROPERTIES LP:            77-0414489
      MISSION WEST PROPERTIES LP I           94-2883514
      MISSION WEST PROPERTIES LP II          94-2610469
      MISSION WEST PROPERTIES LP III         77-0002956

(ii) the business address of Trustor is 10050 Bandley Drive, Cupertino, California 95014; (iii) Trustor is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the
"Code"); and (iv) Trustor understands that the information and certification contained in this PARAGRAPH 2.7 may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Trustor agrees to provide Beneficiary with a new certification containing the provisions of this PARAGRAPH 2.7 immediately upon any change in such information.

2.8. ZONING, BUILDING, ENVIRONMENTAL AND LAND USE LAW Compliance. The Property and all uses thereof comply with all applicable zoning, building, environmental and other land use laws, ordinances, rules and regulations, and other similar restrictions (including the Americans with Disabilities Act). Beneficiary understands and acknowledges that Trustor has informed Beneficiary that certain of the Improvements comprised in the Property comply with such laws, ordinances, rules, regulations and other similar restrictions under provisions which allow the continued use and occupancy thereof, notwithstanding subsequent changes in such laws, ordinances, rules and regulations, and that all such Improvements allowing such continued use and occupancy, notwithstanding such changes, can be reconstructed under such laws, ordinances, rules, regulations and other similar restrictions in the event of any damage or destruction to such Improvements substantially to their current size (including floor area ratios), and that as a result thereof there would be no material loss of rentable square footage in any affected Improvement. No action or proceeding, administrative or otherwise, is pending or threatened before a court or administrative agency with respect to compliance by the Property with applicable zoning, building, environmental and land use laws, ordinances, rules and regulations and similar restrictions.

2.9. PROPERTY SEPARATELY ASSESSED. Each of the Properties is separately assessed and taxed in one or more separate assessor's tax parcels under applicable real property and personal tax laws.

2.10. BROKER AND FINDER FEES. Trustor shall pay any and all commissions and fees of any kind or character due any Person on account of the Loan transaction, and shall indemnify, defend, protect and hold Beneficiary and Trustee harmless from and against any and all losses, liabilities, claims, damages, causes of action, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with any such commissions or fees, or claims of any Person with respect thereto.


                                    ARTICLE 3
                              AFFIRMATIVE COVENANTS

Trustor hereby covenants and agrees as follows:

3.1. OBLIGATIONS OF TRUSTOR. Trustor will timely perform, or cause to be timely performed, all the Obligations.

3.2.  INSURANCE.

      A. Trustor, at its sole cost and expense, will keep and maintain for the mutual benefit of Trustor and Beneficiary: (i) insurance against loss or damage to the Property by fire and other risks covered by insurance commonly known as "all risk", including losses sustained by reason of riot and civil commotion, vandalism, malicious mischief, burglary, theft and mysterious disappearance, and coverage for differences in building and other code requirements as a reconstruction of any damage or destruction, and against such other risks or hazards as Beneficiary from time to time reasonably may designate in an amount equal to one hundred percent (100%) of the then-current "full replacement cost" of the Improvements, the Fixtures, and the Personalty, without deduction for physical depreciation;
      (ii) rental income insurance against loss of income in an amount equal to twelve (12) months rental and taxes and other operating expense reimbursements or payments at then-current income levels; (iii) Commercial General Liability insurance including broad form property damage, contractual liability and personal injury coverage, with a combined single limit and general aggregate in such amounts as are reasonably approved by Beneficiary; (iv) "Builders Risk" insurance during any material construction, repair, replacement, renovation or alteration of the Improvements, in such amounts as are reasonably approved by Beneficiary;
      (v) boiler and machinery insurance covering boilers and other pressure vessels, the air conditioning system, high pressure piping and other machinery and equipment required for the operation of the Property; (vi) Workers' Compensation Insurance with employer's liability endorsement; and
      (vii) such other insurance, and in such amounts, as may from time to time be reasonably required by Beneficiary, except that Trustor shall not be required to maintain earthquake insurance and shall not be required to maintain flood insurance on any Property that lies outside the 100 year flood zone.

      B. The policies of insurance required by this Deed of Trust shall, as applicable, (i) be prepaid annually and otherwise satisfactory in form, substance and amount to Beneficiary and written with financially solvent companies satisfactory to Beneficiary, (ii) name Beneficiary as an additional insured as its interest may appear, (iii) contain a Standard Lender's Loss Payable endorsement and other non-contributory standard mortgagee protection clauses acceptable to Beneficiary, and at Beneficiary's option, a waiver of subrogation rights by the insurer, (iv) contain an agreement by the insurer that the policy shall not be amended or canceled without at least thirty (30) days' prior written notice to Beneficiary, and (v) shall contain such other provisions as Beneficiary deems reasonably necessary or desirable to protect its interests. Any policies containing a coinsurance clause shall include a replacement cost endorsement adequate to ensure that the coinsurance clause is rendered inoperative. Any Commercial General Liability insurance shall provide (A) for severability of interests or that acts or omissions of one of the insureds or additional insureds shall not reduce or affect coverage available to any other insured or additional insured, and (B) that such insurance is primary and noncontributing with any insurance carried by Beneficiary or Trustee.

      C. In the event a blanket policy is submitted to satisfy Trustor's obligations under this PARAGRAPH 3.2, in addition to such other requirements set forth herein, Trustor shall deliver to Beneficiary a certificate from such insurer indicating that Beneficiary is covered under such policy as required by this PARAGRAPH 3.2, and evidencing that the amount and coverages of such insurance applicable to the Property comply with the requirements of this PARAGRAPH 3.2.

      D. Trustor shall furnish evidence, satisfactory to Beneficiary, that (i) all insurance requirements (including provisions for waivers of subrogation) set forth in the Leases or any other agreements affecting the Property shall have been satisfied by each party thereto; (ii) Trustor's insurance coverage is sufficient (assuming the total destruction of the Property) to permit Trustor to rebuild the Improvements (including basic tenant improvements) and to replace the Fixtures and Personalty in such a manner as to enable the Property to be operable and rentable as it is currently rented and operated; and (iii) each tenant, required by the terms of its Lease to maintain insurance on its leased premises, has caused Beneficiary to be named as an additional insured or loss payee under such insurance policies.

      E. Self-insurance (other than the applicable deductibles approved by Beneficiary) shall not satisfy the requirements of this PARAGRAPH 3.2.

      F. All of Trustor's right, title and interest in and to all policies of property insurance and any unearned premiums paid thereon are hereby assigned (to the fullest extent assignable) to Beneficiary who shall have the right, but not the obligation, to assign the same to any purchaser of the Property at any foreclosure sale.

      G. Not less than thirty (30) days prior to the expiration date of any policy furnished pursuant to this PARAGRAPH 3.2, Trustor shall provide Beneficiary with duplicate originals or certified copies of renewal policies together with evidence satisfactory to Beneficiary of Trustor's payment of the applicable premiums.

3.3. MAINTENANCE, WASTE AND REPAIR. Trustor will (i) maintain the Property in good order and condition; (ii) promptly make, or cause to be made, all necessary structural and non-structural repairs to the Property; (iii) not diminish or materially alter the Improvements, or erect any new buildings, structures or building additions on the Land, without the prior written consent of Beneficiary; (iv) not remove or permit to be removed any of the Fixtures or Personalty from the Property without the prior written consent of Beneficiary unless replaced by articles of equal suitability and value owned by Trustor free and clear of any lien or security interest; and (v) not permit any waste of the Property or make any change in the use thereof, nor do or permit to be done thereon anything, that may in any way impair the security of this Deed of Trust.

3.4. IMPOSITIONS; IMPOUNDS. Trustor will pay all Impositions when due. Trustor will deliver to Beneficiary, within seven (7) days after demand therefor, receipts showing the payment of any Impositions. Upon the occurrence of the first monetary or material non-monetary Event of Default (including an Event of Default under Paragraph 6.1.A(viii) hereof), and continuing until twelve (12) consecutive calendar months have elapsed following cure of such Event of Default, Trustor will pay monthly to Beneficiary an amount equal to one-twelfth (1/12th) of the annual cost of Impositions together with an amount equal to the estimated next premiums for hazard and other required insurance. Upon the occurrence of any subsequent monetary or material non-monetary Event of Default (including an Event of Default under Paragraph 6.1.A(viii) hereof), Trustor will pay such amounts monthly to Beneficiary until the Indebtedness is paid in full. These funds will be held by Beneficiary without interest and will be released to Trustor for payment of Impositions and insurance premiums, or directly applied to such costs by Beneficiary, as Beneficiary may elect.

3.5. COMPLIANCE WITH LAW. Trustor will promptly and faithfully comply with and perform all present and future Laws and Restrictions.

3.6.  BOOKS AND RECORDS AND OTHER INFORMATION.

      A. Trustor, without expense to Beneficiary, will maintain full and complete books of account and records reflecting the results of the operations of the Property in accordance with generally accepted accounting principles, and will furnish or cause to be furnished to Beneficiary such information concerning the financial condition of Trustor and the Property as Beneficiary shall reasonably request, including annual audited financial statements and an annual operating statement for the Property and annual audited financial statements for the Principal Parties and, to the extent such statements are not in the public domain, but may reasonably be obtained by Trustor, for the Major Tenants. Upon Beneficiary's reasonable request, Beneficiary shall have the right, at all reasonable times and upon reasonable notice, to audit the books and records of Trustor. If such audit discloses a variance of five percent (5%) or more in income or expenses entered in such books and records, the cost of such audit shall be paid by Trustor.

      B. Trustor will furnish to Beneficiary, within seven (7) days after written request therefor, all information that Beneficiary may reasonably request concerning the Property or the performance by Trustor of the Obligations.

      C. Trustor shall keep at either its principal place of business or at the offices at the Property, and make available to Beneficiary during normal business hours, as-built plans and specifications or, if unavailable, the final set of plans and specifications from which the Improvements were constructed ("As-Builts"), certified by a licensed architect or licensed contractor as true, correct and complete As-Builts.

3.7. FURTHER ASSURANCES. Trustor, at any time upon the reasonable request of Beneficiary, will at Trustor's expense, execute, acknowledge and deliver all such additional papers and instruments (including a declaration of no setoff) and perform all such further acts as may be reasonably necessary to perform the Obligations and, as Beneficiary deems necessary, to preserve the priority of the lien of this Deed of Trust and to carry out the purposes of the Loan Documents.

3.8. LITIGATION. Trustor will promptly give notice in writing to Beneficiary of any litigation or other event or occurrence which might result in a Material Adverse Change.

3.9. INSPECTION OF PROPERTY. Trustor hereby grants to Beneficiary, its agents, employees, consultants and contractors, the right to enter upon the Property for the purpose of making any and all inspections, reports, tests, inquiries and reviews as Beneficiary (in its sole and absolute discretion) deems necessary to assess the then current condition of the Property, or for the purpose of performing any of the other acts Beneficiary is authorized to perform hereunder upon 72 hours prior notice to Trustor, except that such notice shall not be required (i) if an Event of Default shall have occurred and remain uncured or
(ii) in the event of an emergency. Trustor shall cooperate with Beneficiary to facilitate such entry and the accomplishment of such purposes. All costs, fees and expenses (including those of Beneficiary's legal counsel and consultants) incurred by Beneficiary with respect to such inspections, reports, tests, inquiries and reviews shall be paid by Trustor to Beneficiary upon demand, shall accrue interest at the Secondary Interest Rate until paid, and shall be secured by this Deed of Trust.

3.10. CONTEST. Notwithstanding the provisions of PARAGRAPHS 3.4 AND 3.5, Trustor may, at its expense, upon written notice to Beneficiary, contest the validity or application of any Impositions or Laws and Restrictions by appropriate administrative or legal proceedings promptly initiated and diligently conducted in good faith, provided that (i) Beneficiary is reasonably satisfied that the priority of this Deed of Trust shall be maintained and neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, or lost as a result of such contest, and (ii) if the amount of the contested Imposition or the cost to comply with the contested Laws and Restrictions is likely to exceed One Million Dollars ($1,000,000.00) if decided adversely to Trustor, or if an Event of Default has occurred or occurs and remained uncured, Trustor shall have posted a bond or furnished such other security as may be reasonably required from time to time by Beneficiary.

3.11. ADDITIONAL INFORMATION.  Trustor will furnish to Beneficiary, within seven
(7) days after written request therefor, any and all information that Beneficiary may reasonably request concerning the Property or the performance by Trustor of the Obligations.

3.12. PREPAYMENT. Trustor may prepay the Loan only on the terms and conditions set forth in the Note and Trustor shall pay Beneficiary prepayment charges in respect of any prepayment, whether voluntary or involuntary, as required by and on the terms and conditions set forth in the Note.

3.13. FIRPTA CERTIFICATE. In the event of any Transfer by Trustor of its rights hereunder or of any interest in the Property otherwise permitted under this Deed of Trust, the transferee shall, as an additional condition to such Transfer, under penalty of perjury, execute and deliver to Beneficiary a certificate concerning the non-foreign status of Trustor substantially in the form of PARAGRAPH 2.7 hereof. Nothing in this paragraph shall be deemed a modification or waiver of any other provision of any of the Loan Documents limiting, prohibiting or otherwise relating to any Transfer of any interest in the Property or Trustor.

3.14. TAX SERVICE CONTRACT. So long as any Loan Document remains in effect, at Trustor's sole expense, Beneficiary shall be furnished tax service contracts issued by a tax reporting agency satisfactory to Beneficiary.

3.15. TRUSTOR'S OBLIGATIONS WITH RESPECT TO LEASE OF CISCO Systems. In the event that Cisco Systems ("Cisco") exercises the right of first offer or purchase of the Property covered by its Lease (the "Cisco Property"), Trustor shall cause Cisco to deposit the proceeds of such sale payable by Cisco to an escrow account under the control of Beneficiary established with a title company mutually acceptable to Trustor and Beneficiary. Unless an Event of Default shall have occurred and remain uncured, Trustor may, following consummation of the sale of the Cisco Property to Cisco, (i) elect to replace the Cisco Property with substitute collateral pursuant to Paragraph 4.3 hereof, in which event Beneficiary shall release the proceeds to Trustor concurrently with the consummation of the substitution of collateral, or (ii) apply the proceeds to prepay the Indebtedness, which payment shall constitute a Prepayment Amount under the Note.


                                    ARTICLE 4
                               NEGATIVE COVENANTS

Trustor hereby covenants to and agrees as follows:

4.1. RESTRICTIVE USES. Trustor will not initiate, join in, or consent to any change in the current use of the Property or in any zoning ordinance, private restrictive covenant, assessment proceedings or other public or private restriction limiting or restricting the uses that may be made of the Property or any part thereof or in any way change the boundaries of the Property without the prior written consent of Beneficiary.

4.2.  PROHIBITED TRANSFERS.

      A. Except as otherwise provided in PARAGRAPHS 4.2.B and 4.2.C below, Trustor shall not participate in, and shall not cause, allow or otherwise permit, a Transfer without the prior written consent of Beneficiary, which consent may be given or withheld for any reason (or for no reason) or given conditionally (including a requirement that the permitted transferee assume in writing, in form and substance satisfactory to Beneficiary in its sole discretion, all of Trustor's Obligations under the Loan
      Documents, the Hazardous Substances Agreement and the Certificate Regarding Distribution of Loan Proceeds and Indemnity Agreement and agree to be bound thereby), as determined by Beneficiary in its sole and absolute discretion, and any default, failure to observe, or breach of the provisions of this PARAGRAPH 4.2 shall constitute an immediate Event of Default hereunder and, at the option of Beneficiary, Beneficiary may accelerate the Indebtedness whereby the entire Indebtedness (including any Prepayment Premium) shall become immediately due and payable. Any assumption of Trustor's obligations hereunder shall not, however, release any Loan Party from any liability under the Loan Documents or the Hazardous Substances Agreement. This provision shall not apply to transfers of title or interest under any will or testament or applicable law of descent or transfers of limited partnership interests in Trustor. Consent to any such Transfer by Beneficiary shall not be deemed a waiver of Beneficiary's right to require such consent to any further or future Transfers.

      B. Notwithstanding the foregoing, the following Transfers shall not be prohibited and shall not, except as otherwise provided in this PARAGRAPH 4.2.B, require Beneficiary's consent, or if effectuated in accordance with the terms and conditions of this PARAGRAPH 4.2.B, constitute an Event of Default under the Loan Documents: (i) the Transfer of shares of any Person which is a publicly traded company with its shares listed and traded on a national exchange in the United States of America, so long as the Transfer is executed in the ordinary course of trading of such shares on such exchange,  (ii)  the  issuance  by  any  Loan  Party  of  publicly  traded securities, whether or not in connection with the acquisition of properties; (iii) the conversion of Operating Partnership Units in Trustor to common stock in Mission West, or in a Person that is a publicly traded company with its shares listed and traded on a national exchange in the United States of America, subject to the satisfaction of the Transfer Conditions; (iv) the issuance of Operating Partnership Units in Trustor in connection with the acquisition of properties, so long as the proposed transaction complies with all ERISA requirements contained in the Loan
      Documents and, if a change occurs in the identity of the Persons controlling the major decision making management level of Trustor and/or Mission West in connection with such transaction, subject additionally to the satisfaction of the other Transfer Conditions; (v) subject to the satisfaction of the Transfer Conditions, the acquisition of Mission West through merger, tender offer, exchange offer or sale of substantially all the assets of Mission West (each a "Mission West Merger Transaction") and
      (vi) subject to the satisfaction of the Transfer Conditions, the merger of Mission West Properties, a California corporation, with and into a wholly-owned subsidiary named Mission West Properties, Inc., a Maryland corporation ("MWP, Inc."), provided that MWP, Inc. has no assets or liabilities immediately prior to the merger and provided further that such merger follows the plan set forth in Trustor's current S-4 Registration Statement in the section titled "The Reincorporation Merger." The term "Transfer Conditions" shall mean each of the following requirements: (A) Beneficiary receives at least thirty (30) days' prior written notice of the Transfer; (B) there is no Event of Default under the Loan Documents (or event which with the passage of time or the giving of notice, or both, would be an Event of Default) which has occurred and is continuing; (C) the proposed transaction complies with all ERISA requirements contained in the Loan Documents (including receipt by Beneficiary of such evidence as it may require in its sole discretion to determine that the proposed Transfer is not and would not render the Loan a prohibited transaction under ERISA); (D) if deemed applicable by Beneficiary, the proposed transferee shall have signed a written assumption agreement with respect to the Loan Documents in form and substance acceptable to Beneficiary in its sole discretion; (E) the proposed transferee shall have provided all information about the proposed transferee requested by Beneficiary; (F) in the event of a Mission West Merger Transaction, Beneficiary shall be satisfied with the creditworthiness, good character and reputation, and demonstrated ability and experience (by itself or through its manager) in the ownership, operation, and leasing of property similar to the Property, of the successor entity to Mission West, except that in no event shall the net worth (excluding for purposes of this calculation, the Property) of the successor entity based on market value, as determined by Beneficiary, be less than $250,000,000.00; and (G) payment by Trustor or the proposed transferee of (1) all costs and expenses incurred by Beneficiary for the processing of the Transfer, including a processing fee as determined by Lender, (2) any documentary stamp taxes, intangibles taxes, recording fees, and other costs and expenses required in connection with any assumption agreement and any modification of the Loan Documents, and (3) all other costs and expenses (including attorneys' fees and expenses for Beneficiary's staff attorneys and outside counsel) of the preparation of any assumption agreement and any modification of the Loan Documents.

      C. Notwithstanding PARAGRAPHS 4.2.A and 4.2.B above, if no Event of Default or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, Beneficiary shall, upon thirty (30) days prior written request by Trustors, consent to a one-time Transfer of the entire Property if: (i) the proposed transferee is a Person which, in the judgment of Beneficiary, has financial capability and creditworthiness of Trustors, and the reputation and experience in the ownership, operation, management and leasing of similar properties, equal to or greater than Mission West, except that under no circumstances shall the proposed transferee have a net worth (excluding, for purposes of this calculation, the Property) less than $100,000,000.00; (ii) at the time of Transfer the Loan to Value Ratio does not exceed fifty-five percent (55%); (iii) Trustors pay to Beneficiary a fee equal to one-half of one percent (1/2%) of the then outstanding principal balance of the Loan concurrently with the consummation of such Transfer; (iv) at Beneficiary's option, Beneficiary has received an endorsement to Beneficiary's title policy at Trustors' expense, which endorsement states that this Deed of Trust remains a first and prior lien against the Property (excluding the Personalty); (v) the Debt Service Coverage Ratio is at least 1.85 to 1.00 for the preceding twelve (12) month period and Beneficiary receives satisfactory evidence that such Debt Service Coverage Ratio will be maintained for the next succeeding twelve (12) months; (vi) the transferee in writing expressly assumes the Obligations under the Loan Documents, and under the Hazardous Substances Agreement, and executes any other documents reasonably required by Beneficiary, and such assumptions and all such other documents are satisfactory in form and substance to Beneficiary; (vii) Beneficiary reasonably approves the form and content of all Transfer documents and Beneficiary is furnished with a certified copy of the recorded Transfer documents; (viii) the proposed transferee complies with ERISA and delivers the ERISA certification and indemnification agreements required under PARAGRAPH 9.18 hereof; and (ix) Trustors or the proposed transferee pays all reasonable fees, costs and expenses incurred by Beneficiary in connection with such Transfer, including all legal (both for outside counsel and Beneficiary's staff attorneys), accounting, title insurance, documentary stamp or transfer taxes, intangible taxes, mortgage taxes, recording fees, and appraisal fees, whether or not such Transfer is actually consummated.

4.3. SUBSTITUTION OF SECURITY. Notwithstanding PARAGRAPH 4.2 above, and so long as there is no Event of Default under the Loan Documents (or event which with the passage of time or the giving of notice, or both, would be an Event of Default which has occurred and is continuing), Beneficiary shall, upon thirty
(30) days' prior written request by Trustor, subject to the conditions set forth below, release from the lien of this Deed of Trust the entirety of any Eligible Transfer Property identified in EXHIBIT B hereto:

      (i) Trustor grants to Beneficiary a first lien in the fee simple title of a replacement property (the "Substitute Property") owned one hundred percent (100%) by the Trustor which owns the Eligible Transfer Property that is being released (which lien shall be in the form of this Deed of Trust with only such changes thereto as Beneficiary may incorporate, from time to time, in the form of deed of trust then utilized by Beneficiary in securing commercial mortgage loans similar to the Loan to address developments in the law of concern to Beneficiary in implementing its mortgage lending practices in California) (the "Substitute Deed of Trust") and Trustor executes and delivers to Beneficiary such approvals, opinions, documents and other items as Beneficiary may reasonably request in connection with the substitution of security for, and the perfection of Beneficiary's security interest in, the Substitute Property;

      (ii) Beneficiary shall not be required to release any Eligible Transfer Property if the sum of the aggregate Original Allocated Loan Amount (as shown on EXHIBIT B hereto) of the Eligible Transfer Property for which a release is sought and of all other Eligible Transfer Properties which prior to such release have been released from the lien of this Deed of Trust, exceeds $65,000,000.00;

      (iii) Trustor pays Beneficiary a non-refundable servicing fee (the "Servicing Fee") at the time of Trustor's request in the amount of Fifteen Thousand Dollars ($15,000.00) for each Eligible Transfer Property that Trustor is requesting to be released from the lien of this Deed of Trust;

      (iv) Trustor pays to Beneficiary at the time the substitution of collateral is effected a release fee (the "Release Fee") equal to one-half of one percent (1/2%) of the Original Allocated Loan Amount, as adjusted to reflect amortization of principal that has occurred from the date of the recording of this Deed of Trust to the date the substitution of collateral is effected, for each Eligible Transfer Property that Trustor is requesting to be released from the lien of this Deed of Trust, except that (A) the Servicing Fee shall be credited against the Release Fee, and (B) under no circumstances shall the Release Fee exceed $75,000.00 for each Eligible Transfer Property;

      (v) Beneficiary receives a 1970 form ALTA title policy (including any endorsements thereto deemed necessary by Beneficiary) insuring the first lien priority of the Substitute Deed of Trust encumbering the Substitute Property, subject only to the lien of real property taxes not delinquent and such other exceptions to title approved by Beneficiary in its sole and absolute discretion, with liability coverage in the amount of the Loan, and Beneficiary receives such other title assurances as it may request to ensure that its first lien priority in the Property that is not being released will continue unaffected by the release of the Eligible Transfer Property;

      (vi) the Substitute Property shall satisfy, in Beneficiary's sole and absolute discretion, Beneficiary's then-current mortgage lending requirements and underwriting criteria in all respects, including requirements relating to environmental and hazardous materials matters, provided, except that without limiting the foregoing, under no circumstances shall a Substitute Property qualify for substitution for an Eligible Transfer Property hereunder unless the Substitute Property is, in Beneficiary's sole judgment, at least equal to the corresponding Eligible Transfer Property in each of the following respects: (A) appraised value, (B) stability of cash flow, taking into consideration weighted average lease maturities, (C) tenant credit and quality and diversification, (D) building quality and diversification, and
   (E) location quality and diversification;

      (vii) the Substitute Property shall be a research and development building (or buildings contiguous to each other) located in the San Francisco Bay Area, as defined by Beneficiary;

      (viii) the Debt Service Coverage Ratio for the Property is at least 1.50 to 1.00 for the preceding twelve month period and Beneficiary receives satisfactory evidence that such Debt Service Coverage Ratio will be maintained for the next succeeding twelve (12) months;

      (ix) Beneficiary receives satisfactory evidence that the prospective Net Operating Income for the Substitute Property for the succeeding twelve (12) months will be not less than one hundred ten percent (110%) of the then current Net Operating
   Income of the Eligible Transfer Property.

      (x) Beneficiary determines, in its sole and absolute discretion, that the release and substitution of collateral would not result in a violation of ERISA, including the ERISA provisions contained in this Deed of Trust, and Trustor delivers such certifications and other documents as Beneficiary may request in connection therewith; and

      (xi) Trustor pays all reasonable fees, costs, and expenses incurred by Beneficiary in connection with the proposed release and substitution, including all legal (for both Beneficiary's staff attorneys and outside counsel), accounting, title insurance, documentary stamps taxes, intangible taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the release and/or substitution is actually consummated.

4.4. NO COOPERATIVE OR CONDOMINIUM. Trustor shall not operate the Property or permit the Property to be operated as a cooperative or condominium or otherwise such that the tenants or occupants participate in ownership, control, or management of the Property.

4.5. PARTNERSHIP OR OPERATING AGREEMENT. Trustor, if a partnership or a limited liability company, will not terminate, permit the termination of, or substantially amend the partnership agreement or operating agreement, without Beneficiary's prior written consent. As used herein, "substantially amend" means any amendment, modification, or alteration that would cause or result in (i) the change of control of the Trustor, (ii) the change of the name of the Trustor,
(iii) the change of the nature of the  business or  operations  of the  Trustor,
(iv) the revocation or purported repudiation of any Obligations of the Trustor under the Loan Documents, (v) the termination of the lien and/or security interest in and to the Property under the Loan Documents or (vi) a Material Adverse Change. Nothing in this PARAGRAPH 4.5 shall affect any other Obligations of Trustor under the Loan Documents, the Hazardous Substances Agreement or the Certificate Regarding Distribution of Loan Proceeds and Indemnity Agreement.

                                    ARTICLE 5
                           CASUALTIES AND CONDEMNATION

5.1.  INSURANCE AND CONDEMNATION PROCEEDS.

      A. Trustor shall notify Beneficiary in writing immediately upon the occurrence of any loss or damage by fire or other casualty to any of the Property or upon obtaining knowledge of the commencement of any proceedings for condemnation of any of the Property. Beneficiary shall be entitled to (i) participate in any such condemnation proceedings and Trustor from time to time will deliver to Beneficiary all instruments reasonably necessary to permit such participation, and (ii) if the repair of the loss or casualty is reasonably estimated to cost more than One Million Dollars ($1,000,000.00) or if an Event of Default shall have occurred and remain uncured (either, an "Insurance Event"), settle and adjust all insurance claims relative to any such damage or destruction, deducting from any insurance proceeds the amount of all expenses incurred by Beneficiary in connection with any such settlement or adjustment. Notwithstanding anything to the contrary contained in any insurance policies if an Insurance Event pertains, all proceeds paid to Trustor under any insurance policies required to be maintained by Trustor pursuant to PARAGRAPH 3.2 or otherwise relating to the Property, and any insurance proceeds received by Trustor under insurance policies maintained by tenants pursuant to a lease obligation, shall immediately be delivered to Beneficiary.

      B. If Beneficiary elects or is required to make insurance proceeds or condemnation awards available for repair or reconstruction, Beneficiary shall, through a disbursement procedure established by Beneficiary, make available to Trustor the net amount of all insurance proceeds or condemnation awards received by Beneficiary after deduction of Beneficiary's reasonable costs and expenses, if any, in collection of the same (the "Net Proceeds"). Beneficiary shall make the Net Proceeds available to Trustor for repair or reconstruction if (i) no Event of Default or event, which with the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing; (ii) Beneficiary is satisfied that (A) the Property can and will be repaired or reconstructed within 18 months from the date of damage, destruction or condemnation to the condition of the Property immediately prior to the damage, destruction or condemnation in accordance with plans and specifications approved by Beneficiary, (B) the repair or reconstruction shall be finally completed on a date which is at least twenty-four (24) months prior to the maturity of the Loan, and (C) Leases which are terminated or terminable as a result of such damage, destruction or condemnation cover an aggregate rentable square footage of less than ten percent (10%) of the total rentable square footage contained in the Property subject to the condemnation or casualty at the closing of the Loan; (iii) Trustor shall have entered into a construction contract for completion of the repair or reconstruction with a general contractor which is acceptable in all respects to the Beneficiary (which general contractor may be a Loan Party or an affiliate thereof, provided that such Loan Party or affiliate shall be required to obtain three (3) competitive sub-bids for each component of the work of repair or reconstruction if the total cost of completion of the repair or reconstruction is likely to exceed One Million Dollars [$1,000,000.00]), and which contract must in any event include provisions for retention of not less than ten percent (10%) until full and final, lien-free completion of the repair or reconstruction and a final completion date which is at least 24 months prior to the maturity of the Loan, and (iv) in Beneficiary's reasonable judgment, the security for the Loan has not been materially impaired as a result of such damage, destruction or condemnation. In the event Beneficiary elects not, or is not required, to make the Net Proceeds available for repair or reconstruction, Beneficiary, at its sole option, may apply the Net Proceeds in payment of the Indebtedness or in satisfaction of any other Obligation in such order as Beneficiary may determine provided that if (1) Beneficiary applies the Net Proceeds to the Indebtedness and the amount of Net Proceeds equals the Original Allocated Loan Amount for the particular Property that suffered the casualty, or (2) in the event such Net Proceeds are less than the Original Allocated Loan Amount, Trustor pays Beneficiary the difference between the Original Allocated Loan Amount and Net Proceeds, in either such event, then, so long as no Event of Default has occurred and remains uncured, Beneficiary shall release the affected Property which suffered the casualty from the lien of this Deed of Trust and the other Loan Documents. A payment by Trustor to Beneficiary pursuant to the foregoing clause shall not be considered a Prepayment Amount under the Note. Notwithstanding any provision of this Deed of Trust to the contrary, under no circumstance shall Beneficiary be obligated to make any portion of the Net Proceeds available for repair or reconstruction unless at the time of the request for any disbursement it has determined in its reasonable discretion that the repair or reconstruction can be completed at a cost (which cost shall include all payments coming due under the terms of the Loan) which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Beneficiary by Trustor.

      C. The Net Proceeds and any additional funds deposited by Trustor with Beneficiary, plus any loss of rental income insurance proceeds which have been deposited with Beneficiary or which the carrier has acknowledged to be payable, shall constitute additional security for the Loan. Trustor shall execute, deliver, file and/or record, at its own expense, such documents and instruments as Beneficiary requires to grant to Beneficiary a perfected, first priority security interest in the Net Proceeds and such additional funds.

5.2. ADDITIONAL PROVISIONS RELATING TO CONDEMNATION. Trustor, immediately upon obtaining knowledge of the commencement of any proceedings for the condemnation of the entire Property or any material part thereof, will notify Trustee and the Beneficiary of the pendency of such proceedings. Trustee and Beneficiary may participate in any such proceedings and Trustor from time to time will deliver to Beneficiary all instruments requested by Beneficiary to permit such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Beneficiary. Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings, Beneficiary may be represented by counsel selected by Beneficiary, the cost of such counsel to be borne by Trustor. The proceeds of any award or compensation so received shall, at the option of Beneficiary, either be applied to the prepayment of the Indebtedness or satisfaction of any Obligation, or be paid over to the Trustor for restoration of the Improvements in accordance with the provisions of PARAGRAPH 5.1. Trustor hereby unconditionally and irrevocably waives all rights of a property owner under Section 1265.225(a) of the California Code of Civil Procedure, or any successor statute providing for the allocation of condemnation proceeds between a property owner and a lien holder.

                                    ARTICLE 6
                  EVENTS OF DEFAULT AND REMEDIES OF BENEFICIARY

6.1.  EVENTS OF DEFAULT.

      A. It shall constitute an Event of Default hereunder if any of the following events shall occur and Beneficiary, by written notice delivered to Trustors, declares an Event of Default: (i) Trustor shall fail to pay within five (5) days of the date when due any part of the Indebtedness;
      (ii) Trustor shall fail to timely observe, perform or discharge any Obligation, other than as described in PARAGRAPHS 6.1.A.(I), (III), (IV),
      (V), (VI), (VII) AND (VIII), and any such failure shall remain unremedied for thirty (30) days (the failure under this clause (ii) hereinafter referred to as the "Grace Period"), after notice to Trustor of the occurrence of such failure; provided, however, that Beneficiary may extend the Grace Period up to ninety (90) days if (A) Beneficiary determines in good faith that (1) such failure cannot be cured within the Grace Period but can be cured within ninety (90) days, (2) no lien or security interest created by the Loan Documents would be impaired prior to the completion of such cure, and (3) Beneficiary's immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Beneficiary's security interest therein, and (B) Trustor shall immediately commence and diligently pursue the cure of such default; (iii) Trustor, as lessor or sublessor, as the case may be, shall assign the Rents and Proceeds without first obtaining the written consent of Beneficiary; (iv) default by Trustor after the expiration of all applicable grace or cure periods under any agreement to which Trustor is a party, other than the Loan Documents, which agreement relates to the borrowing of money by Trustor from any Person, and such default might give rise to a Material Adverse Change or adversely affect the security for the Loan; (v) any representation or warranty made by Trustor in, under or pursuant to the Loan Documents was false or misleading in any material respect as of the date on which such representation or warranty was made or deemed remade; (vi) any of the Loan Documents shall cease to be in full force and effect or be declared null and void, or shall cease to constitute valid and subsisting liens and/or valid and perfected security interests in and to the Property, or Trustor shall contest or deny in writing that it has any further liability or obligation under any of the Loan Documents; (vii) the occurrence of a Material Adverse Change; or (viii) any default by Trustor on its obligations under the Lease between Trustor, as successor in interest to Berg & Berg Enterprises, Inc. ("Berg & Berg"), a California corporation, as "Lessor," and Avnet, Inc., a New York corporation, as "Lessee," dated October 27, 1997, as amended (the "Avnet Lease"), to construct improvements described therein as "Phase II" in the time and manner required by the Avnet Lease.

      B. It shall constitute an Event of Default hereunder without the requirement of any notice by Beneficiary if any of the following events shall occur: (i) Trustor, any other Loan Party, any general partner or managing member of any Loan Party which is a partnership or a limited liability company, as the case may be, any parent company of any such general partner or managing member, or any owner of the Property (each a "Principal Party," and collectively, the "Principal Parties") shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall have made a general assignment for the benefit of creditors; (ii) any Principal Party shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking to have an order for relief entered against it as debtor, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property (collectively, a "Proceeding"); (iii) any Principal Party shall take any action to authorize any of the actions set forth above in clauses (i) or
      (ii); (iv) any Proceeding shall be commenced against any Principal Party, and such Proceeding (A) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (B) remains undismissed for a period of forty-five
      (45) days; (v) any Principal Party shall liquidate, dissolve or otherwise terminate their corporate, limited liability company, partnership or other entity organizational structure without the prior written consent of Beneficiary; or (vi) failure to timely observe, perform or discharge any provision of PARAGRAPH 4.2 hereof or the occurrence of a Transfer without Beneficiary's prior written consent, when such consent is required pursuant to PARAGRAPH 4.2.

6.2.  REMEDIES.

      A. Upon the occurrence of any Event of Default, Beneficiary may at any time declare all of the Indebtedness to be due and payable and the same shall thereupon become immediately due and payable, together with all payments due in accordance with the terms of the Note, without any further presentment, demand, protest or notice of any kind. Beneficiary may, in its sole discretion, also do any of the following: (i) in person, by agent, or by a Receiver, without regard to the adequacy of security, the solvency of Trustor or the condition of the Property, without obligation so to do and without notice to or demand upon Trustor, enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustee and do any acts which Beneficiary deems necessary to preserve the value or marketability of the Property; sue for or otherwise collect the Rents and Proceeds, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees (including court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses), against the Obligations, all in such order as Beneficiary may determine; appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the Obligations, the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase or compromise any encumbrance, charge or lien that in the judgment of Beneficiary or Trustee is prior or superior hereto; and in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys' fees (including court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses); (ii) as a matter of strict right and without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Property, apply ex PARTE to any court having jurisdiction to appoint a Receiver to enter upon and take possession of the Property, and Trustor hereby waives notice of any application therefor, provided a hearing to confirm such appointment with notice to Trustor is set within the time required by law (any such Receiver shall have all the powers and duties of Receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated); (iii) commence an action to foreclose this Deed of Trust in any manner provided hereunder or by law; (iv) with respect to any Personalty, proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect of the Land, or proceed to sell said Personalty separately and without regard to the Land in accordance with Beneficiary's rights and remedies as to personal property; and/or (v) deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause the Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record.

      B. If Trustor shall at any time fail to perform or comply with any of the Obligations under any of the Loan Documents or any other agreement that, under the terms of this Deed of Trust, Trustor is required to perform, then Beneficiary may, in its sole discretion: (i) make any payments hereunder or thereunder payable by Trustor and take out, pay for and maintain any of the insurance policies provided for herein or therein; and/or (ii) after the expiration of any applicable grace period and subject to Trustor's right of contest of certain Obligations specifically granted hereby, perform any such other acts thereunder on the part of Trustor to be performed and enter upon the Property for such purpose.

      C. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require. Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustors such notice of default and notice of sale as then required by law and by this Deed of Trust. Trustee shall, without demand on Trustors, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as Beneficiary shall determine, and in such order as Beneficiary may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Trustor, Trustee or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers. After deducting all costs, fees and expenses of Trustee and of this Trust, including costs of evidence of title in connection with sale, Trustee shall apply the proceeds of sale in the following priority, to payment of: (i) first, all sums expended under the terms hereof, not then repaid, with accrued interest at the Secondary Interest Rate; (ii) second, all other sums then secured hereby; and (iii) the remainder, if any, to the person or persons legally entitled thereto. Beneficiary may, in its sole discretion, designate the order in which the Property shall be offered for sale or sold through a single sale or through two or more successive sales, or in any other manner Beneficiary deems to be in its best interest. If Beneficiary elects more than one sale or other disposition of the Property, Beneficiary may at its option cause the same to be conducted simultaneously or successively, on the same day or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property not then sold until all Indebtedness secured hereby has been fully paid. If Beneficiary elects to dispose of the Property through more than one sale, Trustor shall pay the costs and expenses of each such sale of its interest in the Property and of any proceedings where the same may be made. Trustee may postpone the sale of all or any part of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement, and without further notice make such sale at the time fixed by the last postponement; or Trustee may, in its discretion, give a new notice of sale. Beneficiary may rescind any such notice of default at any time before Trustee's sale by executing a notice of rescission and recording the same. The recordation of such notice shall constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of Indebtedness affected by any prior declaration or notice of default. The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Beneficiary to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, or otherwise affect the Note or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary or Trustee hereunder.

      D. In the event of a sale of the Property, or any part thereof, and the execution of a deed therefor, the recital therein of default, and of recording the notice of default and notice of sale, and of the elapse of the required time (if any) between the recording and the notice, and of the giving of notice of sale, and of a demand by Beneficiary, or its successors or assigns, that such sale should be made, shall be conclusive proof of such default, recording, election, elapse of time, and giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary, its successors or assigns. Any such deed or deeds with such recitals therein shall be effective and conclusive against Trustor, its successors and assigns, and all other Persons. The receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.

      E. All remedies of Beneficiary provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or by law, including any right of offset. The exercise of any right or remedy by Beneficiary hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice Beneficiary in the exercise of any of its rights hereunder or under the Loan Documents.

      F. All sums expended by Trustee or Beneficiary in the exercise of any of their rights or remedies under this Deed of Trust, and all reasonable costs and expenses incurred in connection therewith shall (i) be immediately due and payable on demand, (ii) accrue interest at the Secondary Interest Rate from the date of expenditure by Beneficiary, and
      (iii) be added to the Indebtedness and secured by the Loan Documents prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust.

                                    ARTICLE 7
                      SECURITY AGREEMENT AND FIXTURE FILING

7.1. GRANT OF SECURITY INTEREST. Trustor hereby grants to Beneficiary a security interest in and to all Trustor's right, title and interest now owned or hereafter acquired in and to the Personalty and the Fixtures (collectively, the "Collateral").

7.2. REMEDIES. This Deed of Trust constitutes a security agreement under the California Uniform Commercial Code with respect to the Collateral in which Beneficiary is hereby granted a security interest. In addition to the rights and remedies provided under this Deed of Trust, Beneficiary shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code as well as all other rights and remedies available at law or in equity. Trustor shall execute and deliver on demand, and irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Trustor to, at Trustor's expense, execute, deliver and, if appropriate, to file with the appropriate filing officer or office, such instruments as Beneficiary may request or require in order to impose, perfect or continue the perfection of, the lien or security interest created hereby. Upon the occurrence of any Event of Default, Beneficiary shall have the right (i) to cause any of the Collateral which is personal property to be sold at any one or more public or private sales as permitted by applicable law and to apply the proceeds thereof to the Indebtedness or the satisfaction of any Obligation and (ii) to apply to the Indebtedness or the satisfaction of any Obligation any Collateral which is cash, negotiable documents or chattel paper. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. Any Person, including both of Trustor and Beneficiary, shall be eligible to purchase any part or all of such Personalty at any such disposition.

7.3. EXPENSES. Expenses of retaking, holding, preparing for sale, selling or the like, pertaining to the Collateral shall be borne by Trustor and shall include Beneficiary's and Trustee's reasonable attorneys' fees and legal expenses (including court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses). Trustor, upon demand of Beneficiary shall assemble the Collateral and make it available to Beneficiary at the Property, a place which is hereby deemed to be reasonably convenient to Beneficiary and Trustor. Beneficiary shall give Trustor at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of the Collateral or of the time after which any private sale or any other intended disposition is to be made. Any such notice sent to Trustor in the manner provided for the mailing of notices herein is hereby deemed to be reasonable notice to Trustor.

7.4. FIXTURE FILING. This Deed of Trust covers certain goods which are or are to become fixtures related to the Land and constitutes a fixture filing under the California Uniform Commercial Code with respect such goods executed by Trustor as debtor in favor of Beneficiary as secured party.

7.5. WAIVERS. Trustor waives (i) any right to require Beneficiary to (A) proceed against any Person, (B) proceed against or exhaust any Collateral or (C) pursue any other remedy in its power; and (ii) any defense arising by reason of any disability or other defense of Trustor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Trustor or any other Person. Until the Indebtedness shall have been paid in full, Trustor shall not have any right to subrogation, and Trustor waives any right to enforce any remedy which Beneficiary now has or may hereafter have against Trustor or against any other Person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Beneficiary.

If and to the extent that any Trustor is or may ever be deemed to be a guarantor of any Obligations of any of the other Trustors, each Trustor hereby waives all rights and defenses arising out of an election of remedies by Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has extinguished Trustor's rights of subrogation and reimbursement against the principal, if any, by the operation of
Section 580d of the Code of Civil Procedure or otherwise. Notwithstanding the foregoing, and in addition thereto and without limiting the generality thereof, Trustor hereby absolutely and irrevocably waives any and all (1) rights which it may have or may now or hereafter acquire by way of subrogation, reimbursement or indemnity against any or all of the other Trustors by virtue of any payment made under the Loan Documents or otherwise in connection with the Loan and/or the Property, and (2) other claims or rights against any or all of the other Trustors relating to the Loan Documents or the Obligations.

    TRUSTOR ACKNOWLEDGES AND AGREES THAT PURSUANT TO THE FOREGOING PARAGRAPH, IT HAS WAIVED, AMONG OTHER SPECIFIC RIGHTS THAT MAY BE GRANTED TO TRUSTOR ON ACCOUNT OF ANY STATUS TRUSTOR MAY BE DEEMED TO HAVE AS A SURETY OR GUARANTOR OF ANOTHER TRUSTOR AT LAW OR IN EQUITY, ITS RIGHTS, IF ANY, TO SUBROGATION, REIMBURSEMENT AND/OR INDEMNITY AGAINST ANY OR ALL OF THE OTHER TRUSTORS. SUCH WAIVER INCLUDES A WAIVER OF TRUSTOR'S RIGHTS THROUGH SUBROGATION, AFTER PAYMENT MADE BY SUCH TRUSTOR UNDER THE LOAN DOCUMENTS, TO BE SUBSTITUTED IN PLACE OF BENEFICIARY WITH RESPECT TO THE OBLIGATIONS OF THE OTHER TRUSTORS SUCH THAT THE TRUSTOR COULD SUCCEED TO BENEFICIARY'S RIGHTS, REMEDIES AND/OR SECURITY RELATING TO SUCH OBLIGATIONS AND ASSERT A CLAIM AGAINST THE OTHER TRUSTORS. CERTAIN
AUTHORITIES HAVE DETERMINED THAT, IN THE ABSENCE OF AN EFFECTIVE WAIVER, PARTICULAR ACTIONS OF A LENDER THAT IMPAIR OR DESTROY A GUARANTOR'S SUBROGATION RIGHTS COULD PROVIDE A GUARANTOR WITH A DEFENSE TO THE PAYMENT AND PERFORMANCE OF ITS OBLIGATIONS UNDER ITS GUARANTY. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, COURTS HAVE HELD THAT, ABSENT AN EFFECTIVE WAIVER, A GUARANTOR MAY BE EXONERATED FROM ITS OBLIGATIONS UNDER A GUARANTY IF A LENDER COMPROMISES OR EXTINGUISHES SUCH GUARANTOR'S SUBROGATION RIGHTS BY ELECTING TO FORECLOSE NON-JUDICIALLY, BY POWER OF SALE, ON REAL PROPERTY SECURITY THEREBY INVOKING THE DEFICIENCY BAR OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 580D. TRUSTOR AGREES THAT SUCH DEFENSES ARE INAPPLICABLE TO TRUSTOR AS A POSSIBLE GUARANTOR IN LIGHT OF TRUSTOR'S IRREVOCABLE WAIVER OF SUBROGATION, REIMBURSEMENT AND/OR INDEMNITY RIGHTS AGAINST ANY OR ALL OF THE OTHER TRUSTORS SET FORTH IN THE FOREGOING PARAGRAPH AND THAT NO ACTION BY BENEFICIARY IN ENFORCING ITS RIGHTS AND REMEDIES AGAINST ANY OR ALL OF THE OTHER TRUSTORS OR OTHERWISE MAY COMPROMISE OR EXTINGUISH SUCH RIGHTS BECAUSE EACH SUCH RIGHT HAS BEEN IRREVOCABLY WAIVED BY TRUSTOR HEREUNDER. TRUSTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN NOTIFIED OF THE NATURE OF ALL OF ITS RIGHTS AND DEFENSES AS A POSSIBLE GUARANTOR AND HAS KNOWINGLY AND WITH THE ADVICE OF LEGAL COUNSEL WAIVED SUCH RIGHTS AND DEFENSES AS SET FORTH HEREIN. EACH OF THE WAIVERS CONTAINED HEREIN WERE SEPARATELY BARGAINED FOR.

                                         INITIALS: __________

                                    ARTICLE 8
                 ASSIGNMENT OF RENTS AND PROCEEDS AND AGREEMENTS

8.1. ASSIGNMENT OF RENTS AND PROCEEDS. Trustor absolutely and unconditionally assigns and transfers the Rents and Proceeds to Beneficiary, whether now due, past due or to become due, and gives to and confers upon Beneficiary the right, power and authority to collect such Rents and Proceeds, and apply the same to the Indebtedness or the satisfaction of any Obligation. Trustor irrevocably appoints Beneficiary its agent to, at any time, demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such Rents and Proceeds. Neither the foregoing assignment of Rents and Proceeds to Beneficiary or the exercise by Beneficiary of any of its rights or remedies under this Deed of Trust shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any part thereof, unless and until Beneficiary, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Property by any court at the request of Beneficiary or by agreement with Trustor or the entering into possession of the Property by such Receiver be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation thereof. Concurrently with the execution of this Deed of Trust, Trustor has executed, delivered and recorded the Assignment of Leases in favor of Beneficiary. In the event of any inconsistency between the terms and provisions of this ARTICLE 8 and the terms and provisions of the Assignment of Leases, the latter shall control.

8.2. ASSIGNMENT OF AGREEMENTS. Trustor hereby sells, assigns, transfers, sets over and delivers to Beneficiary all of Trustor's right, title and interest in and to any and all agreements, contracts, reports, surveys, plans, drawings and governmental approvals whatsoever pertaining to the operation of the Property or to the construction of the Improvements, as the same may be amended or otherwise modified from time to time (collectively, the "Agreements"). The foregoing assignment encompasses the right of Trustor to (i) terminate any of the Agreements, (ii) perform or compel performance and otherwise exercise all remedies under the Agreements, and (iii) collect and receive all sums which may become due Trustor or which Trustor may now or shall hereafter become entitled to demand or claim, under the Agreements.

8.3. REVOCABLE LICENSE. Notwithstanding anything to the contrary contained herein or in the Note, so long as no Event of Default shall have occurred, Trustor shall have a license to collect all Rents and Proceeds and all other sums which may become payable to Trustor under the Agreements, and to first apply the same to the payment or performance of the Obligations as and when due. Upon the occurrence of (i) the first Event of Default, and continuing until twelve (12) consecutive calendar months have elapsed following cure of such Event of Default, and (ii) any subsequent Event of Default, Beneficiary shall have the right, on written notice to Trustor, (A) to terminate and revoke the license herein granted to Trustor, and (B) then or thereafter to exercise and enforce any and all of its rights and remedies provided in this ARTICLE 8 or by law or at equity.

8.4. NONRESPONSIBILITY. The acceptance by Beneficiary of the assignments with all the rights, powers, privileges and authority so granted shall not obligate Beneficiary to assume any obligations in respect of the Rents and Proceeds or under the Agreements or take any action thereunder or to expend any money or incur any expense or perform or discharge any obligation, duty or liability in respect of the Rents and Proceeds or under the Agreements or to assume any obligation or responsibility for the nonperformance of the provisions thereof by Trustor.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1. SUCCESSOR TRUSTEE. Beneficiary may remove Trustee or any successor trustee at any time or times and appoint a successor trustee by recording a written substitution in each county where the Property is located, or in any other manner permitted by law.

9.2. NO WAIVER. No failure by Beneficiary to insist upon strict, full and complete (i) payment when due of any portion of the Indebtedness or (ii) performance of any Obligation, nor failure to exercise any right or remedy hereunder, shall constitute a waiver of any such failure to pay or breach of any such Obligation, or of the later exercise of such right or remedy.

9.3. ABANDONMENT. Any and all Personalty that upon foreclosure of the Property is owned by Trustor and is used in connection with the operation of the Property shall be deemed at the option of Beneficiary to have become on such date a part of the Property and abandoned to Beneficiary in its then condition.

9.4. NOTICES. All notices or other written communications hereunder or under any other Loan Documents shall be given in writing (i) in person or by facsimile transmission with receipt acknowledged, (ii) by overnight delivery with Federal Express or another comparable overnight courier service, or (iii) by mail sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      If to Trustor:      Mission West Properties LP
                          10050 Bandley Drive
                          Cupertino, CA  95014
                          Attn: Mr. Carl E. Berg

      If to Trustee:      Financial Title Company
                          701 Miller Street
                          San Jose, California 95110

      If to Beneficiary:  The Prudential Insurance Company of America
                          Four Embarcadero Center, Suite 2700
                          San Francisco, California 94111
                          Attention: Vice President, Mortgage Capital

      and: The Prudential Insurance Company of America Four Embarcadero Center, Suite 2700
                          San Francisco, California  94111
                          Attention: Regional Counsel

      With a copy to:     Cassidy, Cheatham, Shimko & Dawson, P.C.
                          20 California Street, Suite 500
                          San Francisco, CA 94111
                          Attention: Stephen K. Cassidy, Esq.

The notice address of the parties set forth above may be changed by written notice given hereunder. All notices under this Deed of Trust shall be in writing, shall be properly addressed and shall be sent by personal delivery, by United States Mail (registered, certified, or Express Mail, return receipt requested and postage prepaid), or by courier delivery service. All such notices shall be considered delivered: (i) if personally delivered, on the date of delivery; (ii) if sent by United States Mail in the manner prescribed above, on the date shown on the return receipt for acceptance or rejection; or (iii) if sent by courier delivery service, on the date of delivery as shown by the written delivery record of such service.

9.5. SEVERABILITY. If any provision hereof or of any other Loan Document is held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Deed of Trust or any other Loan Document, except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare the Indebtedness immediately due and payable.

9.6. JOINDER OF FORECLOSURE. Should Beneficiary hold any other or additional security for the performance of the Obligations, its sale or foreclosure, upon any default in such performance, in the sole discretion of Beneficiary, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder.

9.7. GOVERNING LAW. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of California.

9.8. SUBORDINATION. At the option of Beneficiary, exercised in its sole and absolute discretion, this Deed of Trust and/or any other Loan Document, shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all Leases upon the execution by Beneficiary and recording thereof in the Official Records of the county where the affected Land is located of a unilateral declaration to that effect. Beneficiary may require the issuance of such title insurance endorsements to the title policy in connection with any such subordination as Beneficiary, in its reasonable judgment, shall determine are appropriate, and Trustor shall pay any cost or expense incurred in connection with the issuance thereof.

9.9. WAIVER OF STATUTE OF LIMITATIONS AND RIGHTS TO TRIAL BY Jury. Trustor hereby waives, to the full extent allowed by law, the right to plead any statute of limitations as a defense to any Obligations and the right to a jury trial in any action under or relating to the Loan Documents.

9.10. ENTIRE AGREEMENT. The Loan Documents and the Hazardous Substances Agreement set forth the entire understanding between Trustor and Beneficiary relative to the Loan and the same shall not be amended except by a written instrument duly executed by each of Trustor and Beneficiary. The foregoing notwithstanding, the terms and the conditions of the Application shall survive the funding of the Loan, but in the event of any conflict between the provisions of the Application, any of the other Loan Documents or the Hazardous Substances Agreement, except as otherwise specifically provided herein, the terms of such other Loan Documents and Hazardous Substances Agreement shall control.

9.11. COPIES. Trustor will promptly give to Beneficiary copies of all (i) notices of violation relating to the Property that Trustor receives from any governmental agency or authority, and (ii) notices of default that Trustor shall give or receive under any agreement that Trustor covenants to perform hereunder.

9.12. PERSONALTY SECURITY INSTRUMENTS. If Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the Indebtedness without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security.

9.13. SUITS TO PROTECT PROPERTY. Trustor shall appear in and defend any action or proceeding purporting to affect the security of the Deed of Trust, any other Loan Documents, or of any additional or other security for the Obligations, the interest of Beneficiary or the rights, powers and duties of Trustee hereunder; and shall pay all costs and expenses, including cost of evidence of title, reasonable attorneys' fees, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses, in any action or term, covenant or condition proceeding in which Beneficiary and/or Trustee may appear or be made a party, including foreclosure or other proceeding commenced by those claiming a right to any part of the Property in any action to partition or condemn all or part of the Property, whether or not pursued to final judgment, and in any exercise of the power of sale contained herein, whether or not the sale is actually consummated. In any such action or proceeding in which Beneficiary is made a party, Beneficiary may at its option defend such action, and all costs of such defense, including all court costs and reasonable attorneys' fees, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses, shall be borne and paid by Trustor.

9.14. CHARGES FOR STATEMENTS. Trustor shall pay Beneficiary's charge, up to the maximum amount permitted by law, for any such statement. Beneficiary shall provide to Trustor any statement requested by Trustor that Beneficiary is required to deliver to Trustor under applicable law.

9.15. USURY. In the event that Beneficiary, or a court of competent jurisdiction in a final, non-appealable judgment, determines that any charge, fee or interest paid or agreed to be paid in connection with the Loan may, under the applicable usury laws, cause the interest rate on the Loan to exceed the maximum permitted by law, then such charges, fees or interest shall be reduced and any amounts actually paid in excess of the maximum interest permitted by such laws shall be applied by Beneficiary to reduce the outstanding Principal Balance of the Loan. The parties intend that Trustor shall not be required to pay, and Beneficiary shall not be entitled to collect, interest in excess of the maximum legal rate permitted under the applicable usury laws.

9.16. PUBLICITY. Beneficiary, at its expense, may publicize the financing of the Property.

9.17. INFORMATION REPORTING UNDER IRS SECTION 6045(E). Any information returns or certifications that must be filed with the Internal Revenue Service and/or provided to other parties pursuant to Internal Revenue Code Section 6045(e) shall be prepared, filed by and sent to the appropriate parties by Trustor. To the extent permitted by law, Beneficiary shall have no responsibility to perform such services; provided however, that upon demand Trustor shall reimburse Beneficiary for any costs incurred by Beneficiary in doing so and shall also pay such fee as Beneficiary may reasonably and lawfully request. Beneficiary shall, where requested by Trustor, promptly supply Trustor with all information pertaining to Beneficiary reasonably required by Trustor to prepare and file any such return or certification.

9.18.  ERISA.

      A. Beneficiary represents and warrants to Trustor that, as of the date of this Deed of Trust and throughout the term of the Loan, the source of funds from which Beneficiary extends the Loan is its General Account, which is subject to the claims of its general creditors under state law.

      B. Trustor represents and warrants to Beneficiary that, as of the date of this Deed of Trust and covenants that, until the Loan and all other Obligations are paid and performed in full, (i) Trustor is not and will not become an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of Trustor do not and will not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

      C. Trustor represents and warrants to Beneficiary that, as of the date of this Deed of Trust (i) Trustor is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Trustor are not subject to state statutes regulating investment of and fiduciary obligations with respect to governmental plans.

      D. Trustor shall deliver to Beneficiary such certifications or other evidence from time to time until the Loan and all other Obligations are paid and performed in full, as requested by Beneficiary in its sole discretion, and Trustor hereby warrants and represents to Beneficiary, that (i) Trustor is not an "employee benefit plan" or a "governmental plan"; and (ii) Trustor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true: (A) equity interests in Trustor are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (B) less than twenty-five percent (25%) of all equity interests in Trustor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); (C) Trustor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e); or
      (D) no equity interest in Trustor is held directly or indirectly by an employee benefit plan subject to ERISA.

      E. In addition to any other breach by Trustor of any provision of this PARAGRAPH 9.18, any of the following shall constitute an Event of Default entitling Beneficiary to exercise any and all remedies to which it may be entitled under the Loan Documents: (i) the failure of any representation or warranty made by Trustor under this PARAGRAPH 9.18 to be true and correct in all respects, (ii) the failure of Trustor to provide
      Beneficiary with the written certifications and evidence referred to above, or (iii) the consummation by Trustor of a transaction which would cause the Deed of Trust or any exercise of Beneficiary's rights under the Loan Documents to constitute a non-exempt prohibited transaction under ERISA or a violation of a state statute regulating governmental plans, subjecting Beneficiary to liability for violation of ERISA or such state statute.

      F. Trustor shall indemnify, protect and defend and hold Beneficiary harmless from and against all liability, loss, claims, damage, cost or expense, including attorneys' fees, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses, and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Beneficiary's sole discretion, that Beneficiary may incur, directly or indirectly, as a result of a default under PARAGRAPH 9.18.E. This indemnity shall survive any termination, satisfaction or foreclosure of the Deed of Trust.

      G. Anything in PARAGRAPH 4.2 or elsewhere in this Deed of Trust to the contrary notwithstanding, no Transfer of any direct or indirect interest in Trustor shall be permitted which would negate Trustor's representations in this PARAGRAPH 9.18 or cause this Deed of Trust (or any exercise of Beneficiary's rights under the Loan Documents) to constitute a violation of any provision of ERISA or of any applicable state statute regulating a governmental plan, as determined in the sole discretion of Beneficiary.

      H. Anything in PARAGRAPH 4.2 or elsewhere in this Deed of Trust to the contrary notwithstanding, no Transfer of the Property or any interest therein including a junior lien or leasehold interest, shall be permitted which would cause this Deed of Trust (or any exercise of Beneficiary's rights under the Loan Documents) to constitute a violation of ERISA or any applicable state statute regulating a governmental plan, as determined in the sole discretion of Beneficiary.

      I. Anything in this Deed of Trust to the contrary notwithstanding, not less than fifteen (15) days before consummation of a Transfer, Trustor shall obtain from the proposed transferee or lienholder a representation to Beneficiary in form and substance satisfactory to Beneficiary that PARAGRAPH 9.18.D will be true after the transfer; and further provided that any proposed lienholder agrees that any direct or indirect transfer of its lien or any interest herein will be governed by this PARAGRAPH 9.18.

9.19.  INDEMNIFICATION AND DEFENSE.

      A. Trustor will indemnify, defend, protect and hold Beneficiary and its agents harmless from and against all liability, loss, claims, damage, cost or expense (including reasonable attorneys' fees, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses) that Beneficiary might incur in connection with the making or administering of the Loan, the enforcement of any of Beneficiary's rights or remedies under the Loan Documents, by reason of any failure of any representation or warranty made by Trustor or the failure of Trustor to perform any Obligation or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Beneficiary arising out of or in connection with the Property or the Loan, but which shall not include claims, liabilities, damages, causes of action or costs arising from (1) Beneficiary's and/or any participating lender's gross negligence or willful misconduct or (2) disputes between Beneficiary and any participating lender not arising from neglect, willful misconduct, or an act, omission or Event of Default by Trustor.

      B. Whenever, under any Loan Document, Trustor is obligated to indemnify and/or defend Beneficiary, or Trustor is obligated to defend or prosecute any action or proceeding, then Beneficiary shall have the right to participate in such prosecution or defense using counsel of Beneficiary's choice, and all costs and expenses incurred by Beneficiary in connection with such participation (including reasonable attorneys' fees, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage and communication expenses) shall be reimbursed by Trustor to Beneficiary. In addition, Beneficiary shall have the right to approve any counsel retained by Trustor in connection with the prosecution or defense of any such action or proceeding by Trustor. Trustor shall give notice to Beneficiary of the initiation of all proceedings prosecuted or required to be defended by Trustor, or which are subject to Trustor's indemnity and/or defense obligations, under this Deed of Trust, promptly after the receipt by Trustor of notice of the existence of any such proceeding, but in no event later than five (5) days thereafter.

      C. Should Beneficiary incur any liability, loss, claim, damage, cost or expense required to be reimbursed by Trustor to Beneficiary hereunder, the amount thereof with interest thereon at the Secondary Interest Rate shall constitute part of the Indebtedness, shall be payable by Trustor upon demand and shall be secured by this Deed of Trust.

9.20. DESTRUCTION OF NOTE. Trustor shall, if the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Beneficiary or Trustee, execute and deliver to Beneficiary in substitution therefor a duplicate promissory note containing the same terms and conditions as the Note, within ten (10) days after Beneficiary notifies Trustor of any such mutilation, destruction, loss or theft of the Note. In such event, Beneficiary shall be responsible for any payments Trustor may be legally required to make to any holder of the original promissory note after Trustor has paid Beneficiary on a duplicate note, provided, however, that Trustor shall make no such payments on the original promissory note without Beneficiary's written consent and Trustor shall give Beneficiary written notice of any request that may be made of Trustor to make such payment(s) within thirty
(30) days after Trustor has received any such request.

9.21. HEIRS AND ASSIGNS. Subject to the restrictions on Transfers contained in this Deed of Trust, this Deed of Trust and all other Loan Documents apply to, inure to the benefit of, and bind all parties hereto and thereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

9.22. INTERPRETATION. When the identity of the parties or other circumstances make it appropriate, the masculine gender shall include the feminine and/or neuter, and the singular number shall include the plural. Specific enumeration of rights, powers and remedies of Trustee and Beneficiary and of acts which they may do and of acts Trustor must do or not do shall not exclude or limit the general. The headings of each Article and Paragraph are for convenience and do not limit or construe the contents of any provision hereof. The provisions of the Loan Documents and the Hazardous Substances Agreement shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of such documents. Each party and its counsel has reviewed and revised the Loan Documents and the Hazardous Substances Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of such document. The use in the Loan Documents and the Hazardous Substances Agreement of the words "including", "such as", or words of similar import when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, whether or not language of non-limitation such as "without limitation" or "but not limited to", or words of similar import are used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter. The term "Trustor" shall be deemed to refer to each and every Trustor, both individually and collectively, when more than one Trustor exists, and to the original Trustor, and its or their successors and assigns (whether or not such successor or assign assumed the Obligations hereunder); the term "Beneficiary" includes the Beneficiary named herein or any future owner or holder, including pledgee and participants, of the Note, or any other instrument secured hereby, or any participation therein; and the term "Trustee" includes the original Trustee and its successors and assigns. The references to the "Property" shall be deemed to refer to all or any portion of the Property and any interest therein. References to "foreclosure" and related phrases shall be deemed references to the appropriate procedure in connection with Trustee's private power of sale as well as any judicial foreclosure proceeding or a conveyance in lieu of foreclosure.

9.23. INFORMATION TO THIRD PERSONS. If, at any time, Beneficiary desires to sell or transfer, or grant a participation interest in, all or any portion of, or any interest in, the Note or any other Loan Document to any Person, Trustor shall furnish in a timely manner any and all financial information concerning the Property and Leases, and concerning Trustor, requested by Beneficiary or such Person in connection with any such sale or transfer.

9.24. COMMINGLING OF FUNDS. Any and all sums collected or retained by Beneficiary under any of the Loan Documents (including insurance and condemnation proceeds and any amounts paid by Trustor to Beneficiary under PARAGRAPH 3.4 hereof), shall not be deemed to be held in trust, and Beneficiary may commingle such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the extent otherwise required by law.

9.25. CERTAIN OBLIGATIONS UNSECURED. Notwithstanding anything to the contrary set forth herein or any of the Loan Documents, this Deed of Trust does not secure the following obligations (the "Unsecured Obligations"): (i) any obligations evidenced by or arising under the Hazardous Substances Agreement,
(ii) any other obligations in this Deed of Trust or in any of the other Loan Documents to the extent that such other obligations relate specifically to the presence on the Property of Hazardous Materials (as defined in the Hazardous Substances Agreement) and are the same or have the same effect as any of the obligations evidenced by or arising under the Hazardous Substances Agreement, and (iii) any obligations arising under the Certificate Regarding Distribution of Proceeds and Indemnity Agreement. Any breach or default with respect to the Unsecured Obligations shall constitute an Event of Default hereunder, notwithstanding the fact that such Unsecured Obligations are not secured by this Deed of Trust. Nothing in this section shall, in itself, impair or limit Beneficiary's right to obtain a judgment in accordance with applicable law after foreclosure for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure.

9.26 COSTS AND FEES. All costs, fees and expenses incurred by Beneficiary in making, administering or collecting the Loan (including those of Beneficiary's legal counsel and consultants, court costs, expert witness fees, document reproduction expenses, costs of exhibit preparation, courier charges, postage, communication expenses, costs in connection with any inspections, reports, tests, inquiries and reviews, condemnation proceedings, endorsements to the title policy, actions or proceedings in which Beneficiary and/or Trustee may appear or be made a party, foreclosure or other proceedings commenced by those claiming a right to any part of the Property or any action to partition all or part of the Property, whether or not pursuant to final judgment and exercise of the power of sale contained herein, whether or not the sale is actually consummated) and all sums expended by Trustee or Beneficiary in the exercise of any of their respective rights or remedies under this Deed of Trust, shall be immediately due and payable by Trustor to Beneficiary upon demand, shall accrue interest at the Secondary Interest Rate from the date of expenditure until paid, and shall be added to the Indebtedness secured by the Loan Documents prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust.

9.27. STANDARD OF APPROVAL; COVENANT OF GOOD FAITH AND FAIR DEALING. Whenever Trustee or Beneficiary has been specifically granted a right to exercise its business judgment, or act, in a subjective manner, with respect to any matter, or the right to act in its sole and absolute discretion or sole judgment, or the right to make a subjective judgment under any provision of this Agreement, whether or not "objectively" reasonable under the circumstances, any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be part of the Loan Documents.

9.28. EXHIBITS. The following Exhibits, to which reference is made in this Deed of Trust, are deemed incorporated into this Deed of Trust in their entirety:
           A    -    Property Description
           B    -    Eligible Transfer Properties

9.29 JOINT AND SEVERAL LIABILITY. The Obligations are joint and several undertakings of each of the Trustors, and Beneficiary may proceed against any one or more of the Trustors without waiving its right to proceed against any of the other Trustors.

IN WITNESS WHEREOF, Trustors have caused this Deed of Trust to be executed as of the day and year first above written.

                               TRUSTOR:

                               MISSION WEST PROPERTIES, L.P.,
                               a Delaware limited partnership

                               By: Mission West Properties,
                                   a California corporation, its general partner

                                       By:
                                         --------------------------------------
                                         Carl E. Berg, Chairman, President, CEO

                              [Signatures continued on succeeding page]
                              MISSION WEST PROPERTIES, L.P. I,
                              a Delaware limited partnership

                              By: Mission West Properties,
                                  a California corporation, its general partner

                                       By:
                                         --------------------------------------
                                         Carl E. Berg, Chairman, President, CEO


                               MISSION WEST PROPERTIES, L.P. II,
                               a Delaware limited partnership

                               By:Mission West Properties,
                                  a California corporation, its general partner

                                       By:
                                         --------------------------------------
                                         Carl E. Berg, Chairman, President, CEO


                               MISSION WEST PROPERTIES, L.P. III
                               a Delaware limited partnership

                               By:Mission West Properties,
                                  a California corporation, its general partner

                                       By:
                                         --------------------------------------
                                         Carl E. Berg, Chairman, President, CEO

                                    EXHIBIT A

                             (Property Description)

                                    EXHIBIT B

                         (Eligible Transfer Properties)

Each of the following eighteen (18) properties shall be considered an "Eligible Transfer Property" and collectively constitute the "Eligible Transfer Properties". Single buildings that do not individually constitute an Eligible Transfer Property shall not be released unless released with the other building or buildings together constituting one of the Eligible Transfer Properties.


            Name of Property and Location of Property/Allocated Loan

    BUILDING ADDRESS(ES)                               ZIP CODE       NRA          AMOUNT

1.  10300 Bubb Road                     Cupertino      95014-4165      23,400       $2,548,000.00
2.  10500 North De Anza Blvd.           Cupertino      95014-2033     211,000      $34,562,000.00
3.  1230/1250 East Arquez Ave.          Sunnyvale      94086-5401     260,000       $7,836,000.00
4.  3550/3560/3570/3580 Bassett Street  Santa Clara    95054-2738     166,663      $12,830,000.00
5.  3540/3542/3544 Bassett St.          Santa Clara    95054-2704     104,060       $7,043,000.00
6.  1135 Kern Avenue                    Sunnyvale      94086-3908      18,300       $1,434,000.00
7.  1212 Bordeaux                       Sunnyvale      94089-1202      71,800       $6,029,000.00
8.  1170 Morse                          Sunnyvale      94089-1605      34,750       $2,446,000.00
9.  450-460 National Ave.               Mountain View  94043-2238      36,100       $2,702,000.00
10. 3236 Scott Boulevard                Santa Clara    95054-3011      54,672       $4,360,000.00
11. 6311 San Ignacio                    San Jose       95119-1202      30,000       $1,788,000.00
12. 6321/6325 San Ignacio               San Jose       95119-1202     103,894       $7,380,000.00
13. 6331 San Ignacio                    San Jose       95119-1202     131,320       $8,903,000.00
14. 6341/6351 San Ignacio               San Jose       95119-1202      95,040       $5,315,000.00
15. 4949 Hellyer Ave.                   San Jose       95138-1014     200,484      $12,480,000.00
16. 4050 Starboard Drive                Fremont        94538-6402      52,232       $4,480,000.00
17. 45700 Northport Loop East           Fremont        94538-6476      47,570       $4,248,000.00
18. 45738 Northport Loop West           Fremont        94538-6476      44,256       $3,616,000.00

STATE OF CALIFORNIA                )
                                   )ss.
COUNTY OF ________________________ )



     On   this   __   day   of    _____________________,    1998,   before   me,
______________________, a notary public in and for said state, personally appeared _________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies), and that by his/her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s), acted, executed the instrument.

     WITNESS my hand and official seal.



                                  Notary Public
                              State of California

                              My Commission Expires:__________